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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.


                                  FORM 8-K


                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     January 11, 2005
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                           Consolidated Energy, Inc.
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           (Exact name of registrant as specified in its charter)



   Wyoming                       0-25951           86-0852222
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(State or other jurisdiction   (Commission     (IRS Employer
    of incorporation)          File Number)     Identification No.)



9900 West Sample Road, Suite 300, Coral Springs, Florida        33065
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(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code     (954) 755-6620
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Item 2.03 Creation of a Direct Financial Obligation

On January 11, 2005, Consolidated Energy Inc. (the "Company") closed a financing transaction for $2,500,000 in bridge financing to be used exclusively for the purchase of equipment and to fund expenditures for the consummation of mining activities at the Company's Warfield Mine. The financing consists of a senior secured promissory note (the "Note") for the face amount of $2,500,000 with an interest rate of 9% per annum and a payment date (principal and interest) of March 31, 2005. Gryphon Master Fund, LP and GSSF Master Fund, LP, both Bermuda limited partnerships, are (collectively) the payee on the note (the "Payee").

In consideration for the Note, the Company has agreed to pay a commitment fee of $50,000 to the Payee and a flat fee of $10,000 to Payee as reimbursement for fees and expenses incurred in connection with the negotiation, preparation and delivery of the Note, all deducted from the proceeds of funding the Note. As additional consideration, the Company has issued to Payee a warrant (the "Warrant") for the purchase of an aggregate of 514,706 shares of the Company's common stock at an exercise price of $1.70 per share, exercisable for five years. The Warrant exercise price is subject to certain normal and customary anti-dilution adjustment provisions such as securities issuances by the Company at less than Current Market Price. The number of shares underlying the Warrant and the exercise price are both subject to adjustment in the event that the interest and principal of the Note are not paid in full by March 31, 2005. In that event, the exercise price shall be adjusted to $0.01 and the number of shares underlying the Warrant shall increase to 2,058,824 shares. The Warrant also contain so-called "piggyback" registration provisions under which the Warrant holder may request that the shares underlying the Warrant be included in a registration with respect to an offering of the Company's securities.

In connection with the above transaction, the Company has executed a security agreement (the "Security Agreement") giving Payee a security interest in and to any and all of the Company's assets and properties ("Collateral" as defined in the Security Agreement). The security interest is accompanied by a pledge and assignment of the Collateral.

The Company has consummated the above transaction in order to have financial resources to immediately begin equipment purchases and mine development to increase coal production. Management anticipates closing another financing transaction for additional funds for mining development and to pay off the above Note by the payment due date.

In addition to the above fees and warrants, the Company has paid Stonegate Securities, Inc., a Texas corporation ("Stonegate"), a total of $200,000 cash and issued Warrants for the purchase of an aggregate of 51,470 shares of the Company's common stock on the same terms as the Warrant issued to Payee above. The warrant issuance is in the form of a Warrant issued to Scott R. Griffith and a Warrant issued to Jesse B. Shelmire IV, each for the purchase of 25,735 shares. The cash paid and Warrants issued were per the terms of a non-exclusive Placement Agency Agreement between the Company and Stonegate.

Attached as exhibits to this filing are the agreements executed in connection with the above transaction, including the Note, the Warrant and the Security Agreement. Also attached as an exhibit is the Placement Agency Agreement and related form of warrant.


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Item 3.02 Unregistered Sales of Equity Securities

In connection with the transaction described in Item 2.03 above, the Company has issued a warrant for the purchase of an aggregate of 514,706 shares of the Company's common stock at an exercise price of $1.70 per share, exercisable for five years, to Gryphon Master Fund, LP and GSSF Master Fund, LP, both accredited investors. The Company has also issued warrants for the purchase of an aggregate of 51,470 shares to Scott R. Griffith (25,735) and Jesse B. Shelmire IV (25,735) per a Placement Agency Agreement as described above in
Item 2.03.

The securities issued in the foregoing transaction were issued in reliance on the exemption from registration and prospectus delivery requirements set forth in Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.

Item 7.01 Regulation FD Disclosure

On January 12, 2005, the Company issued a press release regarding the transaction described in Item 2.03 above. The press release is attached hereto as an exhibit.

The information in Item 7.01 of this report and Exhibit 99 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 Senior Secured Bridge Promissory Note
Exhibit 10.2 Warrant
Exhibit 10.3 Security Agreement
Exhibit 10.4 Placement Agency Agreement
Exhibit 99 Press release dated January 11, 2005.

SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2005

Consolidated Energy, Inc.

By:  /S/ David Guthrie
      David Guthrie, President